SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 14, 2003.

BioTime, Inc.

(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 Pardee Street
Berkeley, California 94710
(Address of principal executive offices)

(510) 845-9535
(Registrant’s telephone number, including area code)

     Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Item 4. Changes in Registrant’s Certifying Accountant.

     (a)  On January 14, 2003, BioTime, Inc. (the “Company”) dismissed Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent accountants.The dismissal of Deloitte & Touche was approved by the Audit Committee and the Company’s Board of Directors.

     (b)  On January 14, 2003 the Company retained BDO Seidman, LLP as their new independent accountants to audit the Company’s financial statements. The engagement of BDO Seidman was approved by the Audit Committee and the Company’s Board of Directors. Prior to engaging BDO Seidman, the Company did not consult with them regarding the application of accounting principles to any specified transaction, either completed or proposed, or with respect to the kind of opinion that might be rendered on the Company’s financial statements, or with respect to any matter described below in the second paragraph of subsection (c) of this report.

     (c) Except as noted in the following sentence, during the years ended December 31, 2001 and 2000, Deloitte & Touche's reports on the financial statements of the Company did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. These reports contained an explanatory paragraph as it relates to the Company being in the development stage.

     During the Company’s two most recent fiscal years and the subsequent period up to January 14, 2003 there were no disagreements between the Company and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Deloitte & Touche would have caused them to make a reference to the subject matter of the disagreement in connection with their report. In addition, during the Company's two most recent fiscal years and the subsequent period up to January 14, 2003, Deloitte & Touche did not advise the Company that (a) the Company’s internal controls necessary for it to develop reliable financial statements do not exist, or that (b) the information had come to their attention that led them to no longer be able to rely on management’s representations or that made them unwilling to be associated with the financial statements prepared by management, or that (c) there was a need to expand the scope of the audit, or that information had come to their attention during that time period that if further investigated may (i) have materially impacted the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report, or (ii) caused them to be unwilling to rely on management’s representations or be associated with the Company’s financial statements, or that (d) information had come to their attention that they concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report. However, as part of the review of the Company’s financial statements as of and for the three month period ended September 30, 2002, Deloitte & Touche communicated to the Company’s Audit Committee their recommendation, that the Company take certain steps to strengthen its accounting and reporting functions, including improvement of the capabilities of its accounting personnel, investigation into the possible replacement or updating of its accounting software, adoption of more frequent internal reviews and reconciliations of financial information, and improvement of the Company’s budgeting process. Management of the Company concurred with the recommendation of Deloitte & Touche.

Item 7. Financial Statements and Exhibits

(c)  Exhibits.

Exhibit
Numbers	Description

16.1	Letter from Deloitte & Touche LLP, dated January 21, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: January 21, 2003	By	/s/ Paul E. Segall

Paul E. Segall
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Numbers	Description

16.1	Letter from Deloitte & Touche LLP dated January 21, 2003

5